Exhibit 99.1

3756 Central Avenue	NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

PROVIDENT FINANCIAL HOLDINGS REPORTS
SECOND QUARTER OF FISCAL 2023 RESULTS

Net Income of $2.37 Million in the December 2022 Quarter

Net Interest Margin Expanded 41 Basis Points in Comparison
to the Same Quarter Last Year

Loans Held for Investment Increased 11% from June 30, 2022 to $1.04 Billion

Total Deposits Decreased 1% from June 30, 2022 to $945.3 Million

Strong Asset Quality with Non-Performing Assets to Total Assets Ratio of 0.08%

Non-Interest Expenses Remained Well-Controlled

Riverside, Calif. – January 27, 2023 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B. (“Bank”), today announced second quarter earnings for the fiscal year ending June 30, 2023.
For the quarter ended December 31, 2022, the Company reported net income of $2.37 million, or $0.33 per diluted share (on 7.24 million average diluted shares outstanding), up five percent from net income of $2.26 million, or $0.30 per diluted share (on 7.48 million average diluted shares outstanding), in the comparable period a year ago. The increase in earnings was primarily attributable to a $1.72 million increase in net interest income and a $101,000 decrease in non-interest expenses, partly offset by a $1.26 million change to the provision for loan losses to a $191,000 provision for loan losses this quarter in contrast to a $1.07 million recovery from the allowance for loan losses in the same quarter last year and a $412,000 decrease in non-interest income.
“We are pleased with our recent financial results and the growth of the Company.  Loans held for investment are expanding, net interest income is increasing, the net interest margin is stable and operating expenses are well-controlled,” said Craig G. Blunden, Chairman and Chief Executive Officer of the Company. “Credit quality remains strong and we have not seen any deterioration in the performance of our loan portfolio despite the higher interest rate and inflationary economic environment,” concluded Blunden.
Return on average assets for the second quarter of fiscal 2023 was 0.75 percent, down slightly from 0.76 percent for the same period of fiscal 2022; but return on average stockholders’

equity for the second quarter of fiscal 2023 was 7.27 percent, up from 7.11 percent for the comparable period of fiscal 2022.
On a sequential quarter basis, the $2.37 million net income for the second quarter of fiscal 2023 reflects a 13 percent increase from $2.09 million in the first quarter of fiscal 2023. The increase was primarily attributable to a $420,000 increase in net interest income and a $143,000 decrease in non-interest expenses (mainly a decrease in professional expenses, partly offset by an increase in salaries and employee benefits expenses), partly offset by a $121,000 increase in the provision for loan losses. Diluted earnings per share for the second quarter of fiscal 2023 were $0.33 per share, up 14 percent from the $0.29 per share during the first quarter of fiscal 2023. Return on average assets was 0.75 percent for the second quarter of fiscal 2023, up from 0.69 percent in the first quarter of fiscal 2023; and return on average stockholders’ equity for the second quarter of fiscal 2023 was 7.27 percent, up from 6.42 percent for the first quarter of fiscal 2023.
For the six months ended December 31, 2022, net income decreased $470,000, or 10 percent, to $4.46 million from $4.93 million in the comparable period ended December 31, 2021. Diluted earnings per share for the six months ended December 31, 2022 decreased six percent to $0.61 per share (on 7.27 million average diluted shares outstanding) from $0.65 per share (on 7.53 million average diluted shares outstanding) for the comparable six-month period last year. The decrease in earnings was primarily attributable to a $1.67 million change in the provision for loan losses to a $261,000 provision for loan losses in the first six months ended December 31, 2022 in contrast to a $1.41 million recovery from the allowance for loan losses in the comparable period last year, and a $1.17 million increase in non-interest expense (primarily attributable to the $1.20 million employee retention tax credit recorded in the first quarter of fiscal 2022 and not replicated in the current quarter) and a $478,000 decrease in non-interest income (mainly a decrease in loan prepayment fees), partly offset by a $2.80 million increase in net-interest income.
In the second quarter of fiscal 2023, net interest income increased $1.73 million, or 23 percent, to $9.39 million from $7.66 million for the same quarter last year. The increase in net interest income was primarily due to a higher net interest margin due to a shift in the composition of interest-earning assets towards higher yielding loans held for investment and an increase in the average yield on interest-earning deposits reflecting recent increases in the targeted federal funds rate, partly offset by increases in the average cost of interest-bearing liabilities. The net interest margin during the second quarter of fiscal 2023 increased 41 basis points to 3.05 percent from 2.64 percent in the same quarter last year. The average yield on interest-earning assets increased 70 basis points to 3.63 percent in the second quarter of fiscal 2023 from 2.93 percent in the same quarter last year while the average cost of interest-bearing liabilities increased by 31 basis points to 0.63 percent in the second quarter of fiscal 2023 from 0.32 percent in the same quarter last year. The average balance of interest-earning assets increased by six percent to $1.23 billion in the second quarter of fiscal 2023 from $1.16 billion in the same quarter last year. This increase was attributable to the increase in the average balance of loans held for investment, partly offset by decreases in the average balance of investment securities and interest-earning deposits.

Interest income on loans receivable increased by $2.32 million, or 29 percent, to $10.24 million in the second quarter of fiscal 2023 from $7.92 million in the same quarter of fiscal 2022. The increase was due to a higher average balance and, to a lesser extent, a higher average loan yield. The average balance of loans receivable increased by $167.4 million, or 20 percent, to $1.02 billion in the second quarter of fiscal 2023 from $854.3 million in the same quarter last year. Total loans originated and purchased for investment in the second quarter of fiscal 2023 were $74.3 million, up 14 percent from $65.3 million in the same quarter last year. Loan principal payments received in the second quarter of fiscal 2023 were $28.0 million, down 61 percent from $72.5 million in the same quarter last year. The average yield on loans receivable increased by 30 basis points to 4.01 percent in the second quarter of fiscal 2023 from 3.71 percent in the same quarter last year. Net deferred loan cost amortization in the second quarter of fiscal 2023 decreased 67 percent to $203,000 from $622,000 in the same quarter last year, attributable primarily to fewer loan payoffs.
Interest income from investment securities increased $115,000, or 27 percent, to $548,000 in the second quarter of fiscal 2023 from $433,000 for the same quarter of fiscal 2022. This increase was attributable to a higher average yield, partly offset by a lower average balance. The average yield on investment securities increased 42 basis points to 1.25 percent in the second quarter of fiscal 2023 from 0.83 percent for the same quarter last year. The increase in the average investment securities yield was primarily attributable to a lower premium amortization during the current quarter in comparison to the same quarter last year ($203,000 vs. $443,000) attributable to a lower total principal repayment ($7.6 million vs. $15.5 million) and, to a lesser extent, the upward repricing of adjustable-rate mortgage-backed securities. The average balance of investment securities decreased by $34.5 million, or 16 percent, to $175.2 million in the second quarter of fiscal 2023 from $209.7 million in the same quarter last year.
In the second quarter of fiscal 2023, the Federal Home Loan Bank – San Francisco (“FHLB”) distributed a $145,000 cash dividend to the Bank on its FHLB stock, up 18 percent from $123,000 in the same quarter last year. The average balance of FHLB – San Francisco stock in the second quarter of fiscal 2023 was $8.2 million, virtually unchanged from the same quarter of fiscal 2022 while the average yield increased by 101 basis points to 7.04 percent in the second quarter of fiscal 2023 from 6.03 percent in the same quarter last year.
Interest income from interest-earning deposits, primarily cash deposited at the Federal Reserve Bank of San Francisco, was $241,000 in the second quarter of fiscal 2023, up 589 percent from $35,000 in the same quarter of fiscal 2022. The increase was due to a higher average yield, partly offset by a lower average balance. The average yield earned on interest-earning deposits in the second quarter of fiscal 2023 was 3.89 percent, up 374 basis points from 0.15 percent in the same quarter last year. The average balance of the Company’s interest-earning deposits decreased $66.8 million, or 73 percent, to $24.2 million in the second quarter of fiscal 2023 from $91.0 million in the same quarter last year primarily due to the utilization of excess funds for loan portfolio growth.

Interest expense on deposits for the second quarter of fiscal 2023 was $475,000, a 57 percent increase from $302,000 for the same period last year. The increase in interest expense on deposits was attributable to a higher weighted average cost. The average cost of deposits was 0.20 percent in the second quarter of fiscal 2023, up eight basis points from 0.12 percent in the same quarter last year. The average balance of deposits increased slightly to $962.4 million in the second quarter of fiscal 2023 from $962.1 million in the same quarter last year.
Transaction account balances or “core deposits” decreased $32.7 million, or four percent, to $801.7 million at December 31, 2022 from $834.4 million at June 30, 2022 and time deposits increased $22.5 million, or 19 percent, to $143.6 million at December 31, 2022 from $121.1 million at June 30, 2022. The increase in time deposits was primarily due to a $31.2 million increase in brokered certificates of deposit with a weighted average cost of 2.90 percent (including broker fees).
Interest expense on borrowings, consisting of FHLB – San Francisco advances, for the second quarter of fiscal 2023 increased $765,000, or 140 percent, to $1.31 million from $546,000 for the same period last year. The increase in interest expense on borrowings was primarily the result of a higher average balance and, to a lesser extent, a higher average cost. The average balance of borrowings increased by $64.7 million, or 73 percent, to $153.7 million in the second quarter of fiscal 2023 from $89.0 million in the same quarter last year and the average cost of borrowings increased by 95 basis points to 3.38 percent in the second quarter of fiscal 2023 from 2.43 percent in the same quarter last year.
During the second quarter of fiscal 2023, the Company recorded a provision for loan losses of $191,000, as compared to the $1.07 million recovery from the allowance for loan losses recorded during the same period last year and the $70,000 provision for loan losses recorded in the first quarter of fiscal 2023 (sequential quarter). The provision for loan losses primarily reflects an increase in loans held for investment in the second quarter of fiscal 2023 while the overall loan credit quality remains very strong.
Non-performing assets, comprised solely of non-performing loans with underlying collateral located in California, decreased $467,000 or 33 percent to $956,000, or 0.08 percent of total assets, at December 31, 2022, compared to $1.4 million, or 0.12 percent of total assets, at June 30, 2022. The non-performing loans at December 31, 2022 are comprised of five single-family loans, while the non-performing loans at June 30, 2022 were comprised of seven single-family loans. At both December 31, 2022 and June 30, 2022, there was no real estate owned. Net loan recoveries for the quarter ended December 31, 2022 were $1,000, as compared to $262,000 for the quarter ended December 31, 2021 and $4,000 for the quarter ended September 30, 2022 (sequential quarter).
Classified assets were $2.0 million at December 31, 2022 which consist of $514,000 of loans in the special mention category and $1.5 million of loans in the substandard category. Classified assets at June 30, 2022 were $1.6 million, consisting of $224,000 of loans in the special mention category and $1.4 million of loans in the substandard category.

The allowance for loan losses was $5.8 million, or 0.56 percent of gross loans held for investment, at December 31, 2022, up from the $5.6 million but down from 0.59 percent of gross loans held for investment at June 30, 2022. Management believes that, based on currently available information, the allowance for loan losses is sufficient to absorb potential losses inherent in loans held for investment at December 31, 2022 under the incurred loss methodology.
Non-interest income decreased by $412,000, or 30 percent, to $956,000 in the second quarter of fiscal 2023 from $1.37 million in the same period last year, primarily due to a $329,000 decrease in loan servicing and other fees, attributable primarily to lower loan prepayment fees. On a sequential quarter basis, non-interest income decreased $47,000 or five percent.
Non-interest expenses decreased by $101,000 or one percent to $6.80 million in the second quarter of fiscal 2023 from $6.90 million for the same quarter last year. The decrease in the non-interest expenses in the second quarter of fiscal 2023 was primarily due to lower salaries and employee benefits expenses and lower equipment expenses. On a sequential quarter basis, non-interest expenses decreased by $143,000 or two percent to $6.80 million in the second quarter of fiscal 2023 from $6.94 million in the first quarter of fiscal 2023, primarily due to a decrease in professional expenses (mainly a decrease in legal costs), partly offset by an increase in salaries and employee benefits expenses.
The Company’s efficiency ratio, defined as non-interest expense divided by the sum of net interest income and non-interest income, in the second quarter of fiscal 2023 was 65.74 percent, improving from 76.39 percent in the same quarter last year and 69.63 percent in the first quarter of fiscal 2023 (sequential quarter). The improvement in the efficiency ratio is due to both lower non-interest expenses and higher total revenues during the current quarter, compared to the comparable quarter last year and the sequential quarter.
The Company’s provision for income taxes was $981,000 for the second quarter of fiscal 2023, up five percent from $935,000 in the same quarter last year primarily due to an increase in income before income taxes. The effective tax rate in the second quarter of fiscal 2023 was 29.3 percent as compared to 29.2 percent in the same quarter last year.
The Company repurchased 103,290 shares of its common stock with an average cost of $14.26 per share during the quarter ended December 31, 2022 pursuant to its April 2022 stock repurchase plan. As of December 31, 2022, a total of 211,345 shares or 58 percent of the shares authorized for repurchase under the plan remain available to purchase until the plan expires on April 28, 2023.
The Bank currently operates 13 retail/business banking offices in Riverside County and San Bernardino County (Inland Empire).
The Company will host a conference call for institutional investors and bank analysts on Monday, January 30, 2023 at 9:00 a.m. (Pacific) to discuss its financial results.  The conference call can be accessed by dialing 1-877-336-4436 and referencing access code number 2633623.  An audio replay of the conference call will be available through Monday, February 6, 2023 by dialing 1-866-207-1041 and referencing access code number 2446007.
For more financial information about the Company please visit the website at www.myprovident.com and click on the “Investor Relations” section.

Safe-Harbor Statement

This press release contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to the Company’s financial condition, liquidity, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially from the results anticipated or implied by our forward-looking statements include, but are not limited to potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company's business operations or financial markets, including, without limitation, as a result of employment levels, labor shortages and the effects of inflation, a potential recession or slowed economic growth caused by increasing political instability from acts of war including Russia’s invasion of Ukraine, as well as increasing oil prices and supply chain disruptions, and any governmental or societal responses to new COVID-19 variants; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions, including the effects of inflation, and conditions within the securities markets; legislative and regulatory changes, including as a result of the COVID-19 pandemic; and other factors described in the Company’s latest Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) - which are available on our website at www.myprovident.com and on the SEC’s website at www.sec.gov. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements whether as a result of new information, future events or otherwise. These risks could cause our actual results for fiscal 2023 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of us and could negatively affect our operating and stock price performance.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Financial Condition
(Unaudited –In Thousands, Except Share Information)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Assets
Cash and cash equivalents	$24,840	$38,701	$23,414	$60,121	$85,680
Investment securities – held to maturity, at cost	168,232	176,162	185,745	195,579	205,065
Investment securities - available for sale, at fair value	2,377	2,517	2,676	2,944	3,118
Loans held for investment, net of allowance for loan losses of $5,830; $5,638; $5,564; $5,969 and $6,608, respectively; includes $1,345; $1,350; $1,396; $1,470 and $1,555 at fair value, respectively	1,040,337	993,942	939,992	893,563	852,006
Accrued interest receivable	3,343	3,054	2,966	2,850	2,862
FHLB – San Francisco stock	8,239	8,239	8,239	8,155	8,155
Premises and equipment, net	8,911	8,707	8,826	8,957	8,942
Prepaid expenses and other assets	14,763	14,593	15,180	15,665	16,577
Total assets	$1,271,042	$1,245,915	$1,187,038	$1,187,834	$1,182,405

Liabilities and Stockholders’ Equity
Liabilities:
Non interest-bearing deposits	$108,891	$123,314	$125,089	$117,097	$112,022
Interest-bearing deposits	836,411	862,010	830,415	846,403	844,326
Total deposits	945,302	985,324	955,504	963,500	956,348

Borrowings	180,000	115,000	85,000	80,000	80,000
Accounts payable, accrued interest and other liabilities	16,499	16,402	17,884	16,717	18,123
Total liabilities	1,141,801	1,116,726	1,058,388	1,060,217	1,054,471

Stockholders’ equity:
Preferred stock, $.01 par value (2,000,000 shares authorized; none issued and outstanding)	—	—	—	—	—
Common stock, $.01 par value; (40,000,000 shares authorized; 18,229,615; 18,229,615; 18,229,615; 18,229,615 and 18,229,615 shares issued respectively; 7,132,270; 7,235,560; 7,285,184; 7,320,672 and 7,389,943 shares outstanding, respectively)	183	183	183	183	183
Additional paid-in capital	98,732	98,559	98,826	98,617	98,404
Retained earnings	205,117	203,750	202,680	201,237	200,569
Treasury stock at cost (11,097,345; 10,994,055; 10,944,431; 10,908,943 and 10,839,672 shares, respectively)	(174,758)	(173,286)	(173,041)	(172,459)	(171,280)
Accumulated other comprehensive income, net of tax	(33)	(17)	2	39	58
Total stockholders’ equity	129,241	129,189	128,650	127,617	127,934
Total liabilities and stockholders’ equity	$1,271,042	$1,245,915	$1,187,038	$1,187,834	$1,182,405

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(Unaudited - In Thousands, Except Earnings Per Share)

	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
Interest income:
Loans receivable, net	$10,237	$7,920	$19,337	$16,095
Investment securities	548	433	1,084	851
FHLB – San Francisco stock	145	123	268	245
Interest-earning deposits	241	35	380	66
Total interest income	11,171	8,511	21,069	17,257

Interest expense:
Checking and money market deposits	61	58	121	115
Savings deposits	44	45	88	86
Time deposits	370	199	583	414
Borrowings	1,311	546	1,927	1,091
Total interest expense	1,786	848	2,719	1,706

Net interest income	9,385	7,663	18,350	15,551
Provision (recovery) for loan losses	191	(1,067)	261	(1,406)
Net interest income, after provision (recovery) for loan losses	9,194	8,730	18,089	16,957

Non-interest income:
Loan servicing and other fees	115	444	223	630
Deposit account fees	327	325	670	637
Card and processing fees	367	399	748	804
Other	147	200	318	366
Total non-interest income	956	1,368	1,959	2,437

Non-interest expense:
Salaries and employee benefits	4,384	4,455	8,523	7,575
Premises and occupancy	796	758	1,657	1,663
Equipment	258	314	569	602
Professional expenses	310	348	902	809
Sales and marketing expenses	175	149	322	291
Deposit insurance premiums and regulatory assessments	139	136	274	273
Other	736	739	1,492	1,354
Total non-interest expense	6,798	6,899	13,739	12,567
Income before income taxes	3,352	3,199	6,309	6,827
Provision for income taxes	981	935	1,848	1,896
Net income	$2,371	$2,264	$4,461	$4,931

Basic earnings per share	$0.33	$0.30	$0.62	$0.66
Diluted earnings per share	$0.33	$0.30	$0.61	$0.65
Cash dividends per share	$0.14	$0.14	$0.28	$0.28

PROVIDENT FINANCIAL HOLDINGS, INC.
Condensed Consolidated Statements of Operations – Sequential Quarters
(Unaudited – In Thousands, Except Share Information)

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2022	2022	2022	2022	2021
Interest income:
Loans receivable, net	$10,237	$9,100	$8,485	$7,581	$7,920
Investment securities	548	536	540	515	433
FHLB – San Francisco stock	145	123	121	123	123
Interest-earning deposits	241	139	69	39	35
Total interest income	11,171	9,898	9,215	8,258	8,511

Interest expense:
Checking and money market deposits	61	60	51	54	58
Savings deposits	44	44	44	42	45
Time deposits	370	213	160	178	199
Borrowings	1,311	616	454	446	546
Total interest expense	1,786	933	709	720	848

Net interest income	9,385	8,965	8,506	7,538	7,663
Provision (recovery) for loan losses	191	70	(411)	(645)	(1,067)
Net interest income, after provision (recovery) for loan losses	9,194	8,895	8,917	8,183	8,730

Non-interest income:
Loan servicing and other fees	115	108	189	237	444
Deposit account fees	327	343	336	329	325
Card and processing fees	367	381	457	378	399
Other	147	171	183	170	200
Total non-interest income	956	1,003	1,165	1,114	1,368

Non-interest expense:
Salaries and employee benefits	4,384	4,139	4,055	4,203	4,455
Premises and occupancy	796	861	690	836	758
Equipment	258	311	350	330	314
Professional expenses	310	592	311	299	348
Sales and marketing expenses	175	147	165	186	149
Deposit insurance premiums and regulatory assessments	139	135	134	136	136
Other	736	756	744	909	739
Total non-interest expense	6,798	6,941	6,449	6,899	6,899
Income before income taxes	3,352	2,957	3,633	2,398	3,199
Provision for income taxes	981	867	1,170	699	935
Net income	$2,371	$2,090	$2,463	$1,699	$2,264

Basic earnings per share	$0.33	$0.29	$0.34	$0.23	$0.30
Diluted earnings per share	$0.33	$0.29	$0.34	$0.23	$0.30
Cash dividends per share	$0.14	$0.14	$0.14	$0.14	$0.14

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information)

	As of and For the
	Quarter Ended		Six Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
SELECTED FINANCIAL RATIOS:
Return on average assets	0.75%	0.76%	0.72%	0.82%
Return on average stockholders' equity	7.27%	7.11%	6.85%	7.75%
Stockholders’ equity to total assets	10.17%	10.82%	10.17%	10.82%
Net interest spread	3.00%	2.61%	3.01%	2.65%
Net interest margin	3.05%	2.64%	3.05%	2.67%
Efficiency ratio	65.74%	76.39%	67.65%	69.86%
Average interest-earning assets to average interest- bearing liabilities	110.14%	110.65%	110.34%	110.70%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.33	$0.30	$0.62	$0.66
Diluted earnings per share	$0.33	$0.30	$0.61	$0.65
Book value per share	$18.12	$17.31	$18.12	$17.31
Shares used for basic EPS computation	7,184,652	7,435,218	7,229,015	7,482,544
Shares used for diluted EPS computation	7,236,451	7,482,812	7,273,470	7,529,067
Total shares issued and outstanding	7,132,270	7,389,943	7,132,270	7,389,943

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage Loans:
Single-family	$57,079	$45,720	$114,128	$80,140
Multi-family	8,663	14,920	32,859	40,238
Commercial real estate	7,025	3,005	10,350	4,205
Construction	1,388	1,684	1,388	1,684
Commercial business loans	190	—	190	—
Total loans originated and purchased for investment	$74,345	$65,329	$158,915	$126,267

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands, Except Share Information)

	As of and For the
	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	12/31/22	09/30/22	06/30/22	03/31/22	12/31/21
SELECTED FINANCIAL RATIOS:
Return on average assets	0.75%	0.69%	0.83%	0.57%	0.76%
Return on average stockholders' equity	7.27%	6.42%	7.72%	5.33%	7.11%
Stockholders’ equity to total assets	10.17%	10.37%	10.84%	10.74%	10.82%
Net interest spread	3.00%	3.01%	2.91%	2.58%	2.61%
Net interest margin	3.05%	3.05%	2.93%	2.61%	2.64%
Efficiency ratio	65.74%	69.63%	66.68%	79.74%	76.39%
Average interest-earning assets to average interest-bearing liabilities	110.14%	110.56%	110.51%	110.79%	110.65%

SELECTED FINANCIAL DATA:
Basic earnings per share	$0.33	$0.29	$0.34	$0.23	$0.30
Diluted earnings per share	$0.33	$0.29	$0.34	$0.23	$0.30
Book value per share	$18.12	$17.85	$17.66	$17.43	$17.31
Average shares used for basic EPS	7,184,652	7,273,377	7,291,046	7,357,989	7,435,218
Average shares used for diluted EPS	7,236,451	7,310,490	7,323,138	7,412,516	7,482,812
Total shares issued and outstanding	7,132,270	7,235,560	7,285,184	7,320,672	7,389,943

LOANS ORIGINATED AND PURCHASED FOR INVESTMENT:
Mortgage loans:
Single-family	$57,079	$57,049	$62,908	$54,978	$45,720
Multi-family	8,663	24,196	16,013	31,487	14,920
Commercial real estate	7,025	3,325	6,971	7,011	3,005
Construction	1,388	—	—	544	1,684
Commercial business loans	190	—	—	—	—
Total loans originated and purchased for investment	$74,345	$84,570	$85,892	$94,020	$65,329

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of	As of	As of	As of	As of
	12/31/22	09/30/22	06/30/22	03/31/22	12/31/21
ASSET QUALITY RATIOS AND DELINQUENT LOANS:
Recourse reserve for loans sold	$160	$160	$160	$160	$160
Allowance for loan losses	$5,830	$5,638	$5,564	$5,969	$6,608
Non-performing loans to loans held for investment, net	0.09%	0.10%	0.15%	0.22%	0.33%
Non-performing assets to total assets	0.08%	0.08%	0.12%	0.17%	0.24%
Allowance for loan losses to gross loans held for investment	0.56%	0.57%	0.59%	0.66%	0.77%
Net loan charge-offs (recoveries) to average loans receivable (annualized)	—%	—%	—%	—%	(0.12)%
Non-performing loans	$956	$964	$1,423	$1,996	$2,802
Loans 30 to 89 days delinquent	$4	$1	$3	$2	$3

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
	12/31/22	09/30/22	06/30/22	03/31/22	12/31/21
Recourse provision (recovery) for loans sold	$—	$—	$—	$—	$(40)
Provision (recovery) for loan losses	$191	$70	$(411)	$(645)	$(1,067)
Net loan charge-offs (recoveries)	$(1)	$(4)	$(6)	$(6)	$(262)

	As of	As of	As of	As of	As of
	12/31/2022	09/30/2022	06/30/2022	03/31/2022	12/31/2021
REGULATORY CAPITAL RATIOS (BANK):
Tier 1 leverage ratio	9.55%	9.74%	10.47%	10.27%	10.02%
Common equity tier 1 capital ratio	17.87%	17.67%	19.58%	19.32%	19.69%
Tier 1 risk-based capital ratio	17.87%	17.67%	19.58%	19.32%	19.69%
Total risk-based capital ratio	18.74%	18.54%	20.47%	20.29%	20.79%

	As of December 31,
	2022		2021
	Balance	Rate(1)	Balance	Rate(1)
INVESTMENT SECURITIES:
Held to maturity (at cost):
Certificates of deposit	$—	—%	$600	0.28%
U.S. SBA securities	713	3.60	1,237	0.60
U.S. government sponsored enterprise MBS	163,612	1.40	203,228	1.26
U.S. government sponsored enterprise CMO	3,907	2.20	—	—
Total investment securities held to maturity	$168,232	1.43%	$205,065	1.25%

Available for sale (at fair value):
U.S. government agency MBS	$1,533	2.48%	$1,965	1.88%
U.S. government sponsored enterprise MBS	742	3.55	1,007	2.29
Private issue CMO	102	3.02	146	2.53
Total investment securities available for sale	$2,377	2.84%	$3,118	2.04%
Total investment securities	$170,609	1.45%	$208,183	1.26%

(1)	The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	As of December 31,
	2022		2021
	Balance	Rate(1)	Balance	Rate(1)
LOANS HELD FOR INVESTMENT:

Single-family (1 to 4 units)	$479,730	3.82%	$290,245	3.17%
Multi-family (5 or more units)	465,350	4.33	466,467	4.04
Commercial real estate	88,200	5.08	91,236	4.84
Construction	2,388	4.69	3,501	5.35
Other mortgage	112	5.25	134	5.25
Commercial business	1,358	9.21	362	5.58
Consumer	75	17.13	78	15.00
Total loans held for investment	1,037,213	4.17%	852,023	3.84%

Advance payments of escrows	176		124
Deferred loan costs, net	8,778		6,467
Allowance for loan losses	(5,830)		(6,608)
Total loans held for investment, net	$1,040,337		$852,006
Purchased loans serviced by others included above	$10,876	3.86%	$11,773	3.51%

(1)  The interest rate described in the rate column is the weighted-average interest rate or yield of all instruments, which are included in the balance of the respective line item.

	As of December 31,
	2022		2021
	Balance	Rate(1)	Balance	Rate(1)
DEPOSITS:
Checking accounts – non interest-bearing	$108,891	—%	$112,022	—%
Checking accounts – interest-bearing	331,132	0.04	349,747	0.04
Savings accounts	321,909	0.05	324,058	0.05
Money market accounts	39,807	0.20	38,838	0.16
Time deposits	143,563	1.18	131,683	0.60
Total deposits	$945,302	0.22%	$956,348	0.12%

BORROWINGS:
Overnight	$—	—%	$—	—%
Three months or less	95,000	4.52	—	—
Over three to six months	10,000	2.25	—	—
Over six months to one year	35,000	3.74	20,000	1.75
Over one year to two years	20,000	2.50	20,000	2.00
Over two years to three years	20,000	2.70	20,000	2.50
Over three years to four years	—	—	20,000	2.70
Total borrowings	$180,000	3.82%	$80,000	2.24%

(1)	The interest rate described in the rate column is the weighted-average interest rate or cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

	Quarter Ended		Quarter Ended
	December 31, 2022		December 31, 2021
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:

Loans receivable, net	$1,021,631	4.01%	$854,270	3.71%
Investment securities	175,199	1.25	209,686	0.83
FHLB – San Francisco stock	8,239	7.04	8,155	6.03
Interest-earning deposits	24,231	3.89	90,990	0.15
Total interest-earning assets	$1,229,300	3.63%	$1,163,101	2.93%
Total assets	$1,263,577		$1,196,804

Deposits	$962,409	0.20%	$962,116	0.12%
Borrowings	153,696	3.38	89,022	2.43
Total interest-bearing liabilities	$1,116,105	0.63%	$1,051,138	0.32%
Total stockholders’ equity	$130,453		$127,397

(1)	The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

	Six Months Ended		Six Months Ended
	December 31, 2022		December 31, 2021
	Balance	Rate(1)	Balance	Rate(1)
SELECTED AVERAGE BALANCE SHEETS:

Loans receivable, net	$991,120	3.90%	$853,505	3.77%
Investment securities	179,775	1.21	214,797	0.79
FHLB – San Francisco stock	8,239	6.51	8,155	6.01
Interest-earning deposits	23,923	3.11	86,598	0.15
Total interest-earning assets	$1,203,057	3.50%	$1,163,055	2.97%
Total assets	$1,237,169		$1,195,781

Deposits	$962,338	0.16%	$957,216	0.13%
Borrowings	127,935	2.99	93,382	2.32
Total interest-bearing liabilities	$1,090,273	0.49%	$1,050,598	0.32%
Total stockholders’ equity	$130,309		$127,278

(1)   The interest rate described in the rate column is the weighted-average interest rate or yield/cost of all instruments, which are included in the balance of the respective line item.

PROVIDENT FINANCIAL HOLDINGS, INC.
Financial Highlights
(Unaudited - Dollars in Thousands)

ASSET QUALITY:

	As of	As of	As of	As of	As of
	12/31/22	09/30/22	06/30/22	03/31/22	12/31/21
Loans on non-accrual status (excluding restructured loans):
Mortgage loans:
Single-family	$242	$243	$701	$716	$745
Multi-family	—	—	—	306	1,077
Total	242	243	701	1,022	1,822

Accruing loans past due 90 days or more:	—	—	—	—	—
Total	—	—	—	—	—

Restructured loans on non-accrual status:
Mortgage loans:
Single-family	714	721	722	974	980
Total	714	721	722	974	980
Total non-performing loans (1)	956	964	1,423	1,996	2,802

Real estate owned, net	—	—	—	—	—
Total non-performing assets	$956	$964	$1,423	$1,996	$2,802

(1)	The non-performing loans balances are net of individually evaluated or collectively evaluated allowances, specifically attached to the individual loans.